                                                                EXHIBIT NO. 23.9


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Internet Capital Group, Inc. of our report dated April 29, 1999 relating to the financial statements of Syncra Software, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
May 5, 2000